Exhibit 4.2

EXECUTION VERSION

OFFSHORE GROUP INVESTMENT LIMITED

AND EACH OF THE GUARANTORS PARTY HERETO

11 1/2% SENIOR SECURED FIRST LIEN NOTES DUE 2015

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of March 28, 2013

Wells Fargo Bank, National Association,

as Trustee and Noteholder Collateral Agent

THIS EIGHTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 28, 2013, is by and among Offshore Group Investment Limited, a Cayman Islands exempted company (the “Company”), Vantage Drilling Company, a Cayman Islands exempted company (“Parent”), as a guarantor, the other guarantors to the Indenture (as defined below) (together with Parent, the “Guarantors”) and Wells Fargo Bank, National Association, and any and all successors thereto, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Noteholder Collateral Agent”).

WHEREAS, the Company, the Guarantors and the Trustee and Noteholder Collateral Agent have executed and delivered that certain Indenture dated as of July 30, 2010 (the “Original Indenture”), providing for the issuance of the Company’s 11 1/2% Senior Secured First Lien Notes due 2015 (the “Notes”), as amended by the First Supplemental Indenture dated as of May 20, 2011 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of June 1, 2011 (the “Second Supplemental Indenture”), the Third Supplemental Indenture dated as of June 29, 2011 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture dated as of April 2, 2012 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture dated as of April 20, 2012 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture dated as of October 25, 2012 (the “Sixth Supplemental Indenture”) and the Seventh Supplemental Indenture dated as of December 3, 2012 (the “Seventh Supplemental Indenture” and, together with the Original Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture and Sixth Supplemental Indenture, the “Indenture”);

WHEREAS, Section 9.02 of the Indenture provides that the Indenture, the Notes and the Note Guarantees may be amended with the consent of Holders representing at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes);

WHEREAS, the Company has solicited consents, in accordance with Section 9.02 of the Indenture, from the Holders for certain proposed amendments (the “Proposed Amendments”) to the Indenture, the Notes and the Note Guarantees pursuant to the Offer to Purchase and Consent Solicitation Statement dated March 18, 2013 (as the same may be amended or supplemented from time to time, the “Statement”);

WHEREAS, (i) the Company has received the written consent of the Holders of a majority in principal amount of the outstanding Notes to the Proposed Amendments, all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture, (ii) the Company has delivered to the Trustee and Noteholder Collateral Agent simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Sections 9.06, 13.04 and 13.05 of the Indenture and (iii) the Company and the Guarantors have satisfied, performed and complied with all other conditions required under Article 9 of the Indenture to enable the Company, the Guarantors and the Trustee and Noteholder Collateral Agent to enter into this Supplemental Indenture and to make this Supplemental Indenture a valid and binding agreement of the Company and the Guarantors;

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WHEREAS, pursuant to Sections 9.02 and 9.06 of the Indenture, the Trustee and Noteholder Collateral Agent is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, the Company desires to enter into, and, pursuant to the foregoing authority, has requested the Trustee and Noteholder Collateral Agent to join with it and the Guarantors in entering into, this Supplemental Indenture for the purpose of amending the Indenture, the Notes and the Note Guarantees in certain respects as permitted by Section 9.02 of the Indenture.

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders, as follows:

ARTICLE I

AMENDMENTS TO THE INDENTURE AND THE NOTES

Section 1.1 Amendments to the Indenture. (a) The Indenture is hereby amended by deleting Section 3.09 (“Special Mandatory Redemption”) of the Indenture and all references thereto and obligations thereunder, in its entirety, and replacing such Section with the following: “Intentionally omitted.”

(b) The Indenture is hereby amended by deleting the following Sections of Article 4 of the Indenture and all references thereto and obligations thereunder: 4.05 (“Taxes”), 4.07 (“Restricted Payments”), 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”), 4.09 (“Liens”), 4.10 (“Dividend and Other Payment Restrictions Affecting Subsidiaries”), 4.11 (“Transactions with Affiliates”), 4.12 (“Business Activities”), 4.13 (“Additional Note Guarantees”), 4.14 (“Designation of Restricted and Unrestricted Subsidiaries”), 4.16 (“Reports”), 4.18 (“Asset Sales”), 4.22 (“Platinum Explorer Delivery Date”) and 4.23 (“Dragonquest Delivery Date”), in each case in its entirety, and replacing each such Section with the following: “Intentionally omitted.”

(c) The Indenture is hereby amended by deleting Section 5.01 (“Merger, Consolidation, or Sale of Assets”) of the Indenture and all references thereto and obligations thereunder, in its entirety, and replacing such Section with the following: “Intentionally omitted.”

(d) The Indenture is hereby amended by deleting clauses (3), (4), (5), (6), (7) and (8) of Section 6.01 of the Indenture and all references thereto and obligations thereunder, in each case in its entirety, and replacing each such clause with the following: “Intentionally omitted.”

Section 1.2 Additional Amendments. Any and all additional provisions of the Indenture, the Notes and the Note Guarantees are hereby deemed to be amended to reflect the intentions of the amendments provided for in this Article I. The Trustee and the Noteholder Collateral Agent are authorized and directed to enter into such other amendments or waivers to the Indenture, the Notes, the Collateral Agreements, the Note Guarantees and the Intercreditor Agreement and any other applicable documents as are necessary to effectuate this Supplemental Indenture.

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ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Section 2.2 Indenture. Except as expressly amended or deemed to be amended hereby, the Indenture, the Notes and the Note Guarantees are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument.

Section 2.3 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.4 Successors. All agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee and Noteholder Collateral Agent in this Supplemental Indenture shall bind their successors.

Section 2.5 Duplicate Originals. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.

Section 2.6 Severability. In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7 Trustee Disclaimer. The Trustee and Noteholder Collateral Agent accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee and Noteholder Collateral Agent, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee and Noteholder Collateral Agent shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantors, and the Trustee and Noteholder Collateral Agent make no representation with respect to any such matters. Additionally, the Trustee and Noteholder Collateral Agent make no representations as to the validity or sufficiency of this Supplemental Indenture.

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Section 2.8 Effectiveness. The Proposed Amendments effected by this Supplemental Indenture shall take effect immediately upon the provision by the Company to the Trustee of the Officers’ Certificates and Opinion of Counsel described in Section 9.06 of the Indenture.

Section 2.9 TIA Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the TIA, as in force at the date that this Supplemental Indenture is executed, the provisions required by such TIA shall control.

Section 2.10 Supplemental Indenture Controls. In the event there is any conflict or inconsistency between the Indenture and this Supplemental Indenture, the Notes, the Collateral Agreements, the Note Guarantees or the Intercreditor Agreement, the provisions of this Supplemental Indenture shall control.

Section 2.11 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

OFFSHORE GROUP INVESTMENT LIMITED, as the Company

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE DRILLING COMPANY, as Parent and as a Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE HOLDING HUNGARY KFT, as Guarantor

By:	/s/ Mark Howell
	Name:	Mark Howell
	Title:	Managing Director

By:	/s/ Julia Varga
	Name:	Julia Varga
	Title:	Managing Director

[Signature Page to Eighth Supplemental Indenture]

VANTAGE DRILLING NETHERLANDS B.V., as Guarantor

By:	/s/ Linda J. Ibrahim
	Name:	Linda Jovana Ibrahim
	Title:	Managing Director A

By:	/s/ TMF Management B.V.
	Name:	TMF Management B.V.
	Title:	Managing Director B

By:	/s/ TMF Management B.V.
	Name:	TMF Management B.V.
	Title:	Managing Director B

P2021 RIG CO., as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE INTERNATIONAL MANAGEMENT CO., as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE DRILLER I CO., as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Eighth Supplemental Indenture]

VANTAGE DRILLER II CO., as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE DRILLER III CO., as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE DRILLER IV CO., as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

SAPPHIRE DRILLER COMPANY, as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

EMERALD DRILLER COMPANY, as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Eighth Supplemental Indenture]

P2020 RIG CO.,
as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE HOLDINGS MALAYSIA I CO., as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE DRILLING (MALAYSIA) I SDN. BHD., as Guarantor

By:	/s/ Ronald J. Nelson
	Name:	Ronald J. Nelson
	Title:	Director

VANTAGE DRILLING LABUAN I LTD., as Guarantor

By:	/s/ Ronald J. Nelson
	Name:	Ronald J. Nelson
	Title:	Director

[Signature Page to Eighth Supplemental Indenture]

DRAGONQUEST HOLDINGS COMPANY, as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE DRILLING POLAND—LUXEMBOURG BRANCH, as Guarantor

By:	/s/ Ian Foulis
	Name:	Ian Foulis
	Title:	Branch Manager

VANTAGE HOLDINGS CYPRUS ODC LIMITED, as Guarantor

By:	/s/ Mark Howll
	Name:	Mark Howell
	Title:	Director

VANTAGE DEEPWATER COMPANY, as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE DEEPWATER DRILLING, INC. as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Eighth Supplemental Indenture]

TUNGSTEN EXPLORER COMPANY, as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE DELAWARE HOLDINGS, LLC. as Guarantor

By:	/s/ Douglas G. Smith
	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

PT. VANTAGE DRILLING COMPANY INDONESIA. as Guarantor

By:	/s/ David Tait
	Name:	David Tait
	Title:	Director

[Signature Page to Eighth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ John C. Stohlmann
	Name:	John C. Stohlmann
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Noteholder Collateral Agent

By:	/s/ John C. Stohlmann
	Name:	John C. Stohlmann
	Title:	Vice President

[Signature Page to Eighth Supplemental Indenture]